Exhibit 10.41
AMENDED AND RESTATED
GRAFTECH INTERNATIONAL LTD.
DIRECTOR DEFERRED FEE PLAN
(Amended and Restated Effective April 1, 2023)
1.    Purpose

The purpose of this Plan is to provide Eligible Directors of the Company with the opportunity to defer payment of Fees, at their election, in accordance with the provisions hereof and to increase the proprietary interest of the Eligible Directors in the Company by tying the value of any such deferred compensation to the performance of the Company’s Common Stock.

2.    Definitions
As used herein, the following terms shall have the meanings set forth below:

“Account” or “Sub-Account” shall mean the Account and Sub-Accounts established for a Participant pursuant to Section 4.

“Amendment/Restatement Date” shall have the meaning set out in Section 12.

“Beneficiary” shall mean the person or persons designated by a Participant in accordance with Section 6 to receive any amount, including any shares of Common Stock, payable under this Plan by reason of the Participant’s death.

“Board” shall mean the Board of Directors of the Company.

“Calendar Year” shall mean (a) for 2023, April 1 to December 31, and (b) for any year subsequent to 2023, January 1 to December 31, of such year.

“Code” shall mean the U.S. Internal Revenue Code of 1986, as amended, and regulations promulgated thereunder.

“Committee” shall have the meaning set out in Section 8.

“Common Stock” shall mean the shares of the Company’s common stock, $0.01 par value per share, or any other security into which the common stock shall be changed pursuant to the adjustment provisions of Section 4(d).

“Company” shall mean GrafTech International Ltd., a Delaware corporation, and any successor thereto.

“Director” shall mean any individual who is a member of the Board.

“Director Year” shall mean the period commencing upon each Eligible Director’s due election as an Eligible Director of the Company at an annual meeting of stockholders and ending on the date of the next annual meeting of stockholders.

“Deferred Share Unit” or “DSU” shall mean the right to receive a share of Common Stock in the future with none of the attendant rights of a holder of such share, including, without limitation, the right to vote such share or the right to receive dividends thereon, except to the extent otherwise specifically provided herein.

“Effective Date” shall have the meaning set out in Section 12.

“Eligible Director” shall mean any individual who is a member of the Board and who is not an employee of the Company (other than a Designated Director as defined in the Stockholder Rights Agreement, dated as of April 23, 2018, by and between the Company and BCP IV GrafTech Holding L.P., as it may be amended from time to time).

“Fees” shall mean, for each Calendar Year during which an Eligible Director serves on the Board, the sum of all quarterly cash fees paid to an Eligible Director during such Calendar Year for service on the Board and any committee thereof on which the Eligible Director serves, excluding any expense reimbursement.

“Market Value” shall mean, with respect to a share of Common Stock, as of the applicable date of determination, the closing price as reported on the date of determination on the principal securities exchange on which shares of Common Stock are then listed or admitted to trading (or if the market is not open for trading on such date, the immediately preceding day on which the market is open for trading). In the event that the price of a share of Common Stock shall not be so reported, the Fair Market Value of a share of Common Stock shall be determined by the Committee in its sole discretion.

“Participant” shall mean any Eligible Director who has made an election under Section 3 to defer Fees.

“Participation Date” shall mean the date such Director first becomes an Eligible Director.

“Plan” shall mean this Amended and Restated GrafTech International Ltd. Director Deferred Fee Plan, as amended or amended and restated from time to time.

3.    Deferral Elections

(a) With respect to any Eligible Director, the Company shall defer payment of all or any portion of the Fees payable by the Company to such Eligible Director upon the Company’s receipt of written notification that such Eligible Director elects to defer payment of such Fees, which notification must be received by the Company not later than December 17 of the year prior to the Calendar Year with respect to which such Fees are to be so deferred (or in the case where a Director first becomes an Eligible Director, not later than thirty (30) days following the Eligible Director’s Participation Date with respect to Fees for the Calendar Year in which such Participation Date occurs). If an Eligible Director does not make such an election, then none of his or her Fees payable in such Calendar Year shall be deferred under this Plan.

(b) Any deferral election made by an Eligible Director pursuant to Section 3(a) shall be irrevocable with respect to the covered Fees and related amounts payable in accordance with Section 4(b).

4.    Accounts

For each Participant, there shall be established on the books and records of the Company, for bookkeeping purposes only, a separate Account to reflect the Participant’s interest under this Plan. Each Participant’s Account shall consist of a separate Sub-Account for each Director Year or Calendar Year with respect to which the Participant has elected to defer payment of Fees. The Account so established shall be maintained in accordance with the following in respect of each deferral election made pursuant to Section 3:

(a) On each day that, absent such deferral election, Fees would be paid to the Participant for service as an Eligible Director, the Participant’s Account and appropriate Sub-

Account shall be credited with DSUs, the number of which shall be determined by dividing (i) the amount of Fees payable on such date being deferred by (ii) the Market Value of one share of Common Stock on such date.

(b) As of each date on which the Company pays a cash dividend on its Common Stock, each Participant’s Account and appropriate Sub-Account shall be credited with additional DSUs, the number of which shall be determined by (i) multiplying the number of DSUs in the Participant’s Account and appropriate Sub-Account on the record date for such dividend by the per-share amount of the dividend so paid, and (ii) dividing the amount determined pursuant to clause (i) by the Market Value of one share of Common Stock on the dividend payment date.

(c) A Participant’s interest in his or her Account and Sub-Accounts shall be fully vested and nonforfeitable at all times.

(d) In the event of any change in the Common Stock occurring by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase such shares at a price substantially below fair market value, or any similar change affecting the Common Stock, the number and kind of shares represented by DSUs shall be appropriately adjusted to reflect such change in such manner as the Committee, in its sole discretion, may deem appropriate; provided that no adjustment shall be made pursuant to this Section 4(d) to the extent that such adjustment would cause any tax to become due under section 409A of the Code. The Committee shall give notice to each Participant of any adjustment made pursuant to this Section 4(d), and such adjustment shall be effective and binding for all purposes of this Plan.

5.    Payment of Account Balance

(a) A Participant’s Account and Sub-Accounts shall become payable upon the Participant ceasing to be a Director for any reason. Such payment of each Sub-Account shall be made to the Participant or the Participant’s Beneficiary, as the case may be, (i) as soon as practicable following the date of termination of service as a Director (but in any event no later than the last day of the calendar year in which such termination occurs), in a single lump sum consisting of (x) a number of whole shares of Common Stock equal to the total number of whole DSUs in the Account as of the date of such termination of service and (y) a cash payment for any fractional DSUs in the Account (determined by multiplying such fractional part by the Market Value of one share of Common Stock on the date of termination of service), or (ii) in substantially equal 20% installments on the first five annual anniversaries of the date of termination of the Participant’s service as a Director of a total amount equal to (x) a number of whole shares of Common Stock equal to the total number of whole DSUs in the Sub-Account as of the date of such termination of service and (y) a cash payment for any fractional DSUs in the Sub-Account (determined by multiplying such fractional part by the Market Value of one share of Common Stock on the date of termination of service), as indicated on the Participant’s applicable deferral elections provided under this Plan. Any DSUs settled in shares of Common Stock will be delivered under the GrafTech International Ltd. Omnibus Equity Incentive Plan or any other applicable stockholder-approved equity plan of the Company.

(b) There shall be deducted from the amount of any payment otherwise required to be made under this Plan all federal, state and local taxes required by law to be withheld by the Company, if any, with respect to such payment.

6.    Designation and Change of Beneficiary

Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive any amount, including shares of

Common Stock, payable under this Plan by reason of the Participant’s death. A Participant may, from time to time, revoke or change his or her Beneficiary designation, without the consent of any previously designated Beneficiary, by filing a new written designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless delivered to the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such delivery. If at the date of a Participant’s death, there is no designation of a Beneficiary in effect for the Participant pursuant to the provisions of this Section 6, or if no Beneficiary designated by the Participant in accordance with the provisions hereof survives to receive any amount payable under this Plan by reason of the Beneficiary’s death, the Participant’s estate shall be treated as the Participant’s Beneficiary for purposes of this Plan.

7.    Rights of Participants

A Participant’s rights and interests under this Plan shall be subject to the following provisions:

(a) A Participant shall have the status of a general unsecured creditor of the Company with respect to his or her right to receive any payment under this Plan. This Plan shall constitute a mere promise by the Company to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in this Plan be treated as unfunded for tax purposes.

(b) A Participant’s right to payments under this Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or his or her Beneficiary.

8.    Administration

(a) This Plan shall be administered by or under the direction of the same committee of the Board administering the GrafTech International Ltd. Omnibus Equity Incentive Plan (or any successor plan) from time to time (the “Committee”).

(b) All decisions, actions or interpretations of the Committee under this Plan shall be final, conclusive and binding upon all parties.

(c) No member of the Committee shall be liable for any action, omission, or determination relating to this Plan, and the Company shall indemnify and hold harmless each member of the Committee and each other director or employee of the Company to whom any duty or power relating to the administration or interpretation of the Plan has been delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Committee) arising out of any action, omission, or determination relating to this Plan, unless, in either case, such action, omission, or determination was taken or made by such member, director, or employee in bad faith and without reasonable belief that it was in the best interests of the Company.

(d) Any instrument may be delivered to the Committee by certified mail (and/or email), return receipt requested, addressed to the Committee at the principal executive office of the Company. Delivery shall be deemed complete on the third business day after such mailing. A copy of any instrument so delivered shall similarly and simultaneously be mailed (and/or emailed) to the Secretary of the Company.

9.    Section 409A

This Plan is intended to comply with or be exempt from section 409A of the Code to the extent subject thereto, and, accordingly, to the maximum extent permitted, this Plan shall be interpreted and administered to be in compliance therewith. Notwithstanding anything to the contrary in this Plan, to the extent required to avoid accelerated taxation and tax penalties under section 409A of the Code, amounts that would otherwise be payable and benefits that would otherwise be provided under this Plan during the six month period immediately following the Participant’s termination of service as a Director shall instead be paid on the first payroll date after the six-month anniversary of the Participant’s separation from service (or the Participant’s death, if earlier). Each payment or installment under this Plan is intended to be a separate payment for purposes of Section 409A of the Code. Notwithstanding the foregoing, neither the Company nor the Committee shall have any obligation to take any action to prevent the assessment of any excise tax or penalty on any Participant under section 409A of the Code and neither the Company nor the Committee will have any liability to any Participant for such tax or penalty.

10.    Amendment or Termination

The Board may, with prospective or retroactive effect, amend, suspend or terminate this Plan or any portion thereof at any time; provided, however, that (a) no amendment, suspension or termination of this Plan shall deprive any Participant of any right to receive payment due him or her under the terms of this Plan as in effect prior to such amendment without his or her written consent and (b) no amendment, suspension or termination may change the time and form of payment under any Participant’s Account except in accordance with section 409A of the Code.

11.    Successor Company

The obligations of the Company under this Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation, or other reorganization of the Company, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Company. The Company agrees that it will make appropriate provision for the preservation of Participants’ rights under this Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

12.    Effective Date

The effective date of this Plan is May 1, 2018 (the “Effective Date”). This Plan was last amended and restated effective April 1, 2023 (the “Amendment/Restatement Date”).

13.    Governing Law

This Plan and the rights of all persons under this Plan shall be construed and administered in accordance with the laws of the State of Delaware without regard to its conflict of law principles.
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